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                                                                    Exhibit 9.1

                                                                 EXECUTION COPY

                               VOTING TRUST AGREEMENT
                               ----------------------

            THIS AGREEMENT, made and entered into as of this 30th day of June, 1998, by and between Jeffery S. Fraser and Ross C. Hartley (the "Voting Trustees"), and those holders of shares of National Information Consortium, Inc., a Delaware corporation, (formerly International Information Consortium, Inc.) who shall execute this agreement (hereinafter referred to individually as "Stockholder" and collectively as "Stockholders"),

            WITNESSETH:

            WHEREAS, the Stockholders and the Voting Trustees desire to enter into this voting trust;

            NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained, the parties hereto do hereby severally agree as follows:

                              I.   DEFINITIONS
                              ----------------

     As used in this agreement:

     Section 1.1 The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

     Section 1.2 The term "Company" shall mean National Information Consortium, Inc., a Delaware corporation, its successor and successors, any surviving corporation into which it may be merged, or any corporation resulting from its consolidation with any other corporation or corporations and the successor and successors of any such surviving or consolidated corporation or corporations.

     Section 1.3 The term "Entity" shall mean a corporation, trust, limited liability company, joint venture, general partnership or limited partnership.

     Section 1.4 The term "Sale" shall mean any transfer for consideration, the terms and conditions of which were arrived at through arms-length negotiations, other than a pledge, hypothecation or transfer of shares for security purposes only and not involving a change in voting rights in respect of any shares.

     Section 1.5 The term "Shares" or "Shares of the Company" shall mean shares of the common stock of the Company or any other shares of the Company of whatever class having the right to vote for the election of directors of the Company.

     Section 1.6 The term "Securities" as used herein shall include the Shares of the Company and all other forms of cash, stocks, bonds or other property held by the Voting Trustees under this Agreement.

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     Section  1.7   The term "Voting Trust Certificate" or "Certificate"
shall mean a voting trust certificate issued pursuant to the terms and provisions of this Voting Trust Agreement, as from time to time amended or supplemented.

     Section 1.8 The term "Voting Trust Certificate Holder" or "Holder" shall mean the holder of a Voting Trust Certificate.

                            II.   DEPOSIT OF SHARES

     Section 2.1 Concurrently with a Stockholder's execution hereof the Stockholder shall deliver to the Voting Trustees the stock certificates representing all of the Shares owned by such Stockholder, duly transferred to the Voting Trustees. Each Stockholder shall deliver to the Voting Trustees any additional stock certificates representing all the Shares acquired by the Stockholder at any time after such Stockholder's execution hereof and shall duly transfer said certificates to the Voting Trustees. The Voting Trustees shall forthwith cause any certificates of stock so transferred to the Voting Trustees to be canceled and a new certificate of stock to be issued therefore to the Voting Trustees as Voting Trustees hereunder, and the Voting Trustees shall issue to the Stockholder a Voting Trust Certificate for the number of Shares transferred by the Stockholder to the Voting Trustees.

                       III.  VOTING TRUST CERTIFICATES

     Section 3.1 The Voting Trust Certificates to be issued by the Voting Trustees shall be in the form attached hereto as Exhibit A. These Certificates may be written, typewritten, mimeographed or printed as determined by the Voting Trustees. The Voting Trustees may from time to time change the manner of preparation or general form of the Voting Trust Certificates and may require Certificates then outstanding to be exchanged for new Certificates in the modified form; PROVIDED, that no change in the Certificates shall be inconsistent with this Agreement or alter the rights of Holders hereunder.

     Section 3.2 The Voting Trustees may, in their discretion, issue Voting Trust Certificates for fractions of a Share, or may issue scrip certificates in lieu thereof, which scrip certificates shall be in the form and shall carry the rights and privileges as the Voting Trustees may determine.

     Section 3.3 The Voting Trust Certificates issued by the Voting Trustees may be transferred on the books of the Voting Trustees upon surrender of the Certificates, property endorsed by the record owner thereof in person, or by his attorney duly authorized, in accordance with the rules established by the Voting Trustees. Until so transferred the Voting Trustees may treat the record holders as owners thereof for all purposes whatsoever. The Voting Trustees shall not, however, be required to deliver any Securities without the surrender of the Voting Trust Certificates representing the Securities. The transfer books for Voting Trust Certificates may be closed by the Voting Trustees at any time prior to the payment or distribution of dividends, or for any other purpose, or the Voting Trustees may fix a record date in lieu of closing the transfer books.

     Section 3.4 No voting right or power with respect to the Shares or other Securities held in trust hereunder shall pass to the Holders of Voting Trust Certificates or by or under this

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Agreement or any other agreement, whether by implication or otherwise, while the Shares or other Securities are held in trust hereunder.

                    IV.   POWERS OF THE VOTING TRUSTEES

     Section 4.1 Until the complete termination of this Agreement as herein provided, the Voting Trustees are hereby irrevocably authorized and empowered in their discretion to exercise the following powers with respect to the Shares or any other Securities held by them under this Agreement:

          (1) To vote or fail to vote for the election of directors and for any act or purpose, any and all of the Securities having voting rights, or to consent or fail to consent on behalf of said Securities to any act or proposal, including, but not limited, to the following:

                    (a) the increase, reduction or change of any Shares or the issuance of any different shares or other securities;

                    (b) the waiver of preemptive rights, if any, of the Stockholders or Voting Trust Certificate Holders to subscribe to additional Shares or securities, subject, however, to the provisions of Section 6.4 below;

                    (c) the classification or reclassification of Shares or other securities into any preferred, common or other shares, with or without par value, or into other securities or partly into shares and partly into other securities;

                    (d) the modification, elimination or waiver of the rights, preferences, privileges, priorities or par or stated value of any class of Shares or other securities;

                    (e) the amendment of the charter, articles of incorporation, bylaws or other organizational documents of the Company or any other Entity, including but not limited to an increase or decrease of authorized shares or of stated capital;

                    (f) the sale, mortgage, hypothecation or lease of all or any part of the assets of the Company or any other Entity;

                    (g) the authorization of indebtedness, secured or unsecured of the Company or any other Entity;

                    (h) the authorization of the merger or consolidation of the Company or any other Entity into or with other corporations or Entities, or of the dissolution, reorganization or recapitalization of the Company or any other Entity; and

                    (i) the authorization, ratification or approval of any other corporate act or other act (or non-action) of any nature whatsoever as fully as if the Voting Trustees were the absolute owners of the Securities.

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          (2)  To give proxies or other instruments of authority with full power of substitution and revocation, to vote or consent with respect to any or all of the Securities in any manner, on any matter, and for any purpose.

          (3)  To receive dividends or distributions on all Securities.

          (4) To exchange Securities, in whole or in part, for other securities, upon the terms as the Voting Trustees in their sole discretion may deem advisable, including the surrender and exchange of Securities, in a merger, consolidation, reorganization or recapitalization, or the sale or exchange of all or part of the assets of the Company for securities of another Entity. All securities received in any such exchange shall be held by the Voting Trustees in lieu of the Securities theretofore held hereunder.

          (5) To sell all or any part of the Shares or other Securities for the consideration and upon the terms as the Voting Trustees in their sole discretion may deem advisable.

          (6) To prepare, execute, verify and file in the name of, and on behalf of, any Holder any tax, form, return, amended return, declaration of estimated tax, amended declaration of estimated tax, report, protest, application for correction of assessed valuation of real or other property, appeal, brief, claim for refund, or petition, including petition to the Tax Court of the United States, in connection with any tax imposed or purported to be imposed by any government, or claimed, levied or assessed by any government, and to pay any such tax and to obtain any extension of time for any of the foregoing.

     Section 4.2 The Voting Trustees are authorized and empowered to perform any and all acts necessary and appropriate in connection with the organization and operation of the Voting Trust.

     Section 4.3 The Voting Trustees shall have power to appoint agents from time to time with powers, duties and functions as the Voting Trustees may deem advisable. All such appointments shall be made by instrument in writing and shall specify the authority and duties of the agent, and all such appointments may be revoked at any time by instrument in writing. These instruments shall all become effective upon filing an executed copy thereof with the secretary of the Company, and any agent so appointed may resign by filing a written notice of resignation with the Voting Trustees and a copy thereof with the secretary of the Company at least thirty (30) days prior to the date of resignation specified therein.

     Section 4.4 The Voting Trustees are authorized and empowered to participate in, to intervene in, to become a party to or to defend any actions of any character, suits or legal proceedings relating to or affecting this Agreement, or the Securities or the rights of the parties hereto.

     Section 4.5 Either of the Voting Trustees may at any time resign by mailing to the Holders and the Company a resignation in writing. In the event of the death, resignation or incapacity of either Voting Trustee, the surviving trustee shall become the sole Voting Trustee hereunder. In the event of the death, resignation or incapacity of both of the Voting Trustees, a successor voting trustee shall be appointed by instrument in writing signed by the Holders representing a majority of the Shares then held in this voting trust.

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     Section  4.6   Every successor voting trustee appointed in accordance
with Section 4.5, shall, upon the acceptance of such appointment, be deemed the Voting Trustee hereunder, and shall have all the estate, title, rights and powers of the Voting Trustee hereunder, and all acts and instruments shall be done or executed which shall be necessary or reasonably requested for the purpose of effecting the succession and of making the successor voting trustee the owner of record of the Shares and other Securities held in this voting trust.

                     V.   LIABILITY AND INDEMNIFICATION

     Section 5.1 The Voting Trustees shall not be responsible, as trustees, Stockholders of the Company or otherwise, by reason of any matter or thing done or omitted to be done by them, their agents or attorneys or by the management of the Company, except for their own willful misconduct. The Voting Trustees shall under no circumstances incur any liability whatsoever as a result of any action under this Agreement authorized, taken or permitted to be taken by the Voting Trustees in good faith (i) upon advice of counsel, or (ii) with the consent of the Holders representing a majority of the Shares then held hereunder.

     Section 5.2 No agent appointed by the Voting Trustees shall be liable or responsible for any action taken or permitted to be taken upon and in accordance with the written instructions or with the written approval of the Voting Trustees.

     Section 5.3 The Voting Trustees shall be indemnified in their capacities as Voting Trustees of the Company for any matter or thing done or omitted to be done by them, except for conduct which is finally adjudged by a court of law to have been willful misconduct. Such indemnification shall be paid out of the cash dividends of the Company, if any, or if there are no such cash dividends, then the indemnification may be paid out of the proceeds of the sale of Shares or Securities held hereunder.

                      VI.   DIVIDENDS AND DISTRIBUTIONS

     Section 6.1 Within a reasonable time after receipt thereof, the Voting Trustees shall pay over to each Holder the cash dividends or other distributions, if any, collected by the VotingTrustees upon the Shares or other Securities then held hereunder represented by the Holder's Voting Trust Certificate or Certificates, subject to the provisions of Section 5.3 above.

     Section 6.2 In the event that any dividend or other distribution paid in Shares shall be received by the Voting Trustees, each Holder shall be entitled to receive an additional Voting Trust Certificate representing the portion of the Shares so received by the Voting Trustees as the Shares represented by the Holder's Voting Trust Certificate or Certificates bear to the total number of Shares held hereunder prior to the receipt of the distribution. In the event any dividend or other distribution other than cash or Shares is received by the Voting Trustees, the Voting Trustees shall promptly distribute the same, less any and all expenses incurred by them in connection therewith, to the Holders pro rata as provided in the preceding sentence.

     Section 6.3 The Voting Trustees may request the Company to make payment of any a cash dividends directly to the Holders entitled thereto. If the Company so agrees, the Voting Trustees,

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in order to assist the Company with such payment, shall provide the Company with a list of the Holders and any specific direction for the payment of such dividends.

     Section 6.4 If the Company should offer any of its stock or other securities to its Stockholders for subscription, the Voting Trustees shall notify the Holders of that fact promptly after the Voting Trustees have themselves received notice thereof. Upon receiving from any Holder before the time limited by the Company for subscription and payment, a request to subscribe on his behalf and the money required to pay for a stated amount of the stock or other securities (not in excess of the ratable amount subscribable in respect to the Shares represented by the Holder's Voting Trust Certificate), the Voting Trustees shall make such subscription and payment, and upon receiving the shares or other securities so subscribed for, shall, if Shares of the Company, issue one or more Voting Trust Certificates in respect thereof to the Holder who shall have made the request and payment, and if other securities, shall deliver the securities to the Holder who shall have made the request and payment.

                                VII.  CHARGES

     Section 7.1 If at any time the Voting Trustees are of the opinion that any tax or governmental charge is payable in respect of any Securities, or in respect of any dividends, distributions or other rights arising from or pertaining to the subject matter of this Agreement, the Voting Trustees may, but shall not be required to, pay the tax or charge. Any sum so paid, with interest thereon at 8% per annum, shall be a first charge against the Securities on which the tax or charge was levied or in respect of which the dividends, distributions or rights were received, and the Voting Trustees may reimburse themselves therefrom or from any funds coming into their possession as a result thereof.

     Section 7.2 The Voting Trustees shall have a lien upon any and all Securities held hereunder, or the proceeds thereof or the receipts therefrom, to reimburse themselves for any and all such taxes or governmental charges and any and all liabilities, claims and expenses which they may incur or pay, either individually or as Voting Trustees, in the administration and execution of this trust, including amounts that may be due them under Section
5.3 above; PROVIDED, that all such taxes, charges, liabilities, claims and expenses which are chargeable to any specific Securities shall be reimbursable only out of and shall constitute a lien against such specific Securities or the proceeds thereof or receipts therefrom.

     Section 7.3 As a condition of making any payment, issuance, transfer or distribution under this Agreement, the Voting Trustees may require the Stockholder to make payment to the Voting Trustees of a sum sufficient to pay or reimburse them for any transfer, issuance or other tax or governmental charges in connection therewith.

                             VIII.  TERMINATION

     Section 8.1 Unless terminated earlier as hereinafter provided, this Agreement and the voting trust hereby created shall terminate upon the expiration of 20 years following the day and year first above written (the "Expiration Date").

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     Section  8.2   The Voting Trustees, at their option, may jointly
terminate this Agreement and the voting trust hereby created at any time by giving written notice of the termination of this Agreement and the voting trust hereby created to the Holders.

     Section 8.3 If, for whatever reason, the Voting Trustees become deadlocked, with respect to any matter relating to the Agreement, or any action to be taken or failure to act hereunder, then, after ninety (90) days of such deadlock, either of them may terminate this Agreement and the voting trust hereby created by giving written notice of the intent to terminate this Agreement and the voting trust hereby created to the other Voting Trustee and the Holders.

     Section 8.4 Upon termination of this Agreement and the voting trust hereby created, the Voting Trustees shall call upon and require the Holders then outstanding to surrender their Certificates, and upon presentation of said Certificates the Holders thereof shall be entitled to receive, in exchange therefor, the Securities then held hereunder represented by said Certificates.

     Section 8.5 Whenever Securities held by the Voting Trustees shall become deliverable to the Holders, the Voting Trustees may deliver the Securities, property endorsed, to any bank or trust company in Kansas City, Missouri, which they may select, with irrevocable instructions to deliver them to or upon the order of the appropriate Holders upon the surrender of said Certificates, and thereupon any further obligation or duty of the Voting Trustees under this Agreement with respect thereto shall cease.

                         IX.  MEETINGS OF THE HOLDERS

     Section 9.1 If the Voting Trustees desire to ascertain the views of the Holders with respect to any action or thing done or proposed to be done by the Voting Trustees, or upon any other question, the Voting Trustees may call a meeting of the Holders, to be held at 4125 Wimbledon Drive, Lawrence, Kansas 66047 or at any place that the Voting Trustees may select. The notice of the call shall set forth the time, place and purpose of the meeting, and shall be mailed at least 10 days before the date of the meeting as hereinafter provided.

     Section 9.2 At each meeting each Holder shall have one vote for each Share represented by the Certificate or Certificates standing in such Holder's name, and may vote in person or by proxy. If at any such meeting the Holders representing a majority of the Shares at the time held in trust hereunder shall affirmatively concur in any expression or view with regard to any matter mentioned in the call of the meeting, such expression or view may conclusively and for all purposes be deemed by the Voting Trustees to be that of the Holders and each and every Holder agrees for himself, his successors and assigns, to accept and be bound by that expression or view, except as provided elsewhere in this Agreement. No action at any such meeting shall operate to modify the express provisions of this Agreement or in any way limit the powers and discretion of the Voting Trustees as defined by this Agreement.

                   X.   RESTRICTIONS ON TRANSFERABILITY

     Section 10.1 By signing this Agreement, each Holder acknowledges the provisions of Section 6.5 of the Company's Bylaws which not only restrict the transfer of Shares of the Company but also restrict the Holder's ability to transfer an interest in this voting trust, and which also grants

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the Company an option to purchase interests in this voting trust in certain defined situations. Further, each Holder agrees that such Holder shall (i) strictly adhere to the provisions of Section 6.5 of the Company's Bylaws, in effect from time to time, and (ii) be liable for any and all damages, and costs and expenses, including, but not limited to, attorneys fees, suffered by the Company, its stockholders and the Holders caused by Holder's breach of such provisions.

     Section 10.2 In order that all transferees will be put on notice of the provisions of this Section 10, a legend in substantially the following form shall be placed on all stock certificates and Voting Trust Certificates representing Shares or Voting Trust Certificates of the Company.

                               SUBJECT TO PROVISIONS
                           RESTRICTING CERTAIN TRANSFERS

                      The shares or voting trust certificates
               represented by this certificate are subject to certain provisions of a voting trust agreement imposing certain restrictions on the transfer of these shares or voting trust certificates and granting certain rights to the holders of these shares or voting trust certificates, and these shares or voting trust certificates cannot be sold, donated, transferred or in any other manner disposed of except in accordance with the terms of said voting trust agreement provisions, a copy of which is available for inspection at the Company's offices.

                           XI.       MISCELLANEOUS

     Section 11.1 This Agreement maybe amended in any and all respects by agreement in writing signed by the Voting Trustees and the Holders representing a majority of the Shares then held in this voting trust.

     Section 11.2 All notices to the Holders shall be given by mail, postage prepaid, addressed to the Holders at their addresses shown upon the books of the Voting Trustees, and any call or notice whatsoever when so mailed by the Voting Trustees shall be considered as though personally served on all Holders, and that mailing shall be the only notice required to be given under any provision of this Agreement.

     Section 11.3 A copy of this Agreement shall be filed at the principal office of the Company, and shall be open to the inspection of any Holder during business hours.

     Section 11.4 The Voting Trustees may act as directors or officers, with or without compensation therefor, of the Company or any subsidiary or affiliated corporation of the Company or of any corporation the securities of which are held by the Voting Trustees hereunder, and the Voting Trustees may be Holders. The Voting Trustees may own or hold Shares outside of the voting trust and shall be entitled to vote the same or exercise any and all of the rights of ownership thereof as fully as if they were not the Voting Trustees.
 The Voting Trustees or any firm or corporation in which they may be interested may contract with, or become pecuniarily interested in, any matter or transaction with the Company or any subsidiary

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or affiliated corporation of the Company as fully as though they were not the
Voting Trustees. The Voting Trustees shall not be required to give any bond or security.

     Section 11.5 This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be the original of the counterpart and the counterparts shall together constitute one and the same instrument.

     Section 11.6 Whenever under the terms of this Agreement the consent or approval of the Holders is required or may be desired to be obtained, the same may be evidenced by instruments of approval or consent signed by the Holders or their attorneys or agents.

     Section 11.7 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, administrators, executors, successors and assigns.

     Section 11.8 If for any reason any provision hereof shall be determined to be inoperative, the validity and effect of the other provisions hereof shall not be affected thereby.

     Section 11.9 This Agreement and the trust hereby created shall be construed in accordance with and be governed by the laws of the State of Delaware.

     Section 11.10 The Voting Trustees by signing this Agreement accept the trust herein created.

     IN WITNESS WHEREOF, the parties hereto have hereunto signed this Agreement as of the day and year first above written.

                                    Voting Trustees:

                                     /s/ Jeffery S. Fraser
                                    -----------------------------------------
                                     /s/ Ross L. Hartley
                                    -----------------------------------------



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                                     EXHIBIT A
No. __________                                                 __________ Shares

                       NATIONAL INFORMATION CONSORTIUM, INC.
                               A DELAWARE CORPORATION
                              VOTING TRUST CERTIFICATE

            This is to certify that ________________________________________
hereafter referred to as the "Owner" or "Record Holder" of this certificate) or predecessor(s) in interest has or have deposited with the undersigned as voting trustees under the voting trust agreement (the "Agreement") hereinafter mentioned __________ shares of the common stock of National information Consortium, Inc., a Delaware corporation (the "Company"), and that the Owner, or assigns, is/are entitled to all the benefits and interests specified in the Agreement arising from the deposit of said shares, all as provided in and subject to the terms of the Agreement, to which reference is hereby made for a complete statement thereof.

            Until the termination of the voting trust as provided in the Agreement and delivery or deposit of the Securities (as defined in the Agreement), the Owner of this Certificate or assigns is entitled to receive his pro rata part of any cash dividends received by the Voting Trustees (as defined in the Agreement) upon the Shares represented by this Certificate, subject to and as provided in the Agreement; and the Voting Trustees shall possess and shall be entitled to exercise the right to vote thereon and to execute consents with respect thereto for every purpose, and with all those rights and powers which are more specifically set out in the Agreement, it being expressly stipulated that no voting right passes to the Owner or assigns by or under the Agreement or this Certificate or by or under any agreement, express or implied.

            This Certificate is issued under and pursuant to, and the rights of the Owner and assigns are subject to and limited by, the terms and conditions of the Agreement which is dated _____________19__ , and a copy of which is filed with the Company. Receipt of a copy of the Agreement is hereby acknowledged by the Owner, and the Owner and assigns hereby assent to the terms and conditions thereof. This Certificate is transferable on the books of the undersigned Voting Trustees by the Record Holder in person, or by attorney or agent, duly authorized according to the rules established for that purpose by the Voting Trustees, upon surrender of this Certificate properly endorsed; and until so transferred the Voting Trustees may treat the Record Holder as Owner hereof for all purposes whatsoever, but shall not be required to deliver any securities hereunder without the surrender hereof.
In connection with and as a condition of making or permitting any transfer or delivery of Voting Trust Certificates or Securities, the Voting Trustees may require payment of a sum sufficient to pay or reimburse them for any stamp tax or other governmental charge in connection therewith.

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            IN WITNESS WHEREOF, the undersigned Voting Trustees, personally or by their duly appointed agent, have executed this certificate this _____ day of ______________ 19__.


                              -------------------------------------------
                                          Voting Trustees



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